UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 26, 2008

Bank of the Carolinas Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52195	20-4989192
(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive, Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

(336) 751-5755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2008, Bank of the Carolinas Corporation (the “Registrant”) completed a trust preferred securities financing in the amount of $5 million. See Item 2.03 below. In connection with the financing, the Registrant entered into a Indenture, a Guarantee Agreement and an Amended and Restated Trust Agreement filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 26, 2008, the Registrant completed a trust preferred securities financing in the amount of $5 million. In the transaction, the Registrant established Bank of the Carolinas Trust I, a Delaware statutory trust (the “Trust”). The Trust issued and sold $5 million of Capital Securities (the “Capital Securities”) in a private placement and issued $155,000 of Trust common securities (the “Common Securities”) to the Registrant. The Trust used the proceeds of these issuances to purchase $5,155,000 of the Registrant’s Junior Subordinated Debt Securities due 2038 (the “Debentures”). The Debentures and the Capital Securities will bear interest at a rate of three-month LIBOR rate plus 3.00%. The Debentures are the sole assets of the Trust and are subordinate to the Registrant’s senior obligations. Concurrently with the issuance of the Debentures and the Capital Securities, the Registrant issued a guarantee related to the Capital Securities for the benefit of the holders.

The Debentures may be redeemed after five years, and sooner in certain specific events, including in the event that the financing is not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default and the deferral does not extend beyond June 15, 2038.

Item 9.01	Financial Statements and Exhibits

Exhibit 4.1	-	Indenture between the Registrant and Wells Fargo Bank, National Association (the “Trustee”), dated as of March 26, 2008.

Exhibit 4.2	-	Guarantee Agreement between the Registrant and the Trustee, dated as of March 26, 2008.

Exhibit 4.3	-	Amended and Restated Trust Agreement among the Registrant, the Trustee, and the Administrators, dated as of March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

DATE: March 26, 2008	By:	/s/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	-	Indenture between the Registrant and Wells Fargo Bank, National Association (the “Trustee”), dated as of March 26, 2008.

Exhibit 4.2	-	Guarantee Agreement between the Registrant and the Trustee, dated as of March 26, 2008.

Exhibit 4.3	-	Amended and Restated Trust Agreement among the Registrant, the Trustee, and the Administrators, dated as of March 26, 2008.